Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Suzanne Runald	Todd Kehrli or Jim Byers
Public Relations 949-362-5800 pr@smithmicro.com	MKR Group, Inc. 323-468-2300 smsi@mkr-group.com

Smith Micro Reports Preliminary Q4 2014 Revenue and Profits;

Provides Revenue Guidance for Fiscal 2015

Aliso Viejo, CA, January 14, 2015 – Smith Micro Software, Inc. (NASDAQ: SMSI), a leading provider of wireless and mobility solutions, today announced preliminary revenue and non-GAAP operating profits for its fiscal fourth quarter ended December 31, 2014. The Company also gives guidance for fiscal 2015 ahead of its scheduled presentation and investor meetings today at the Needham & Company Annual Growth Conference in New York City.

Fiscal 2014 Fourth Quarter Selected Preliminary Financial Results:

•	Revenue for the fiscal 2014 fourth quarter is expected to be between $10.4 million and $10.6 million.

•	Non-GAAP operating profit for the fiscal 2014 fourth quarter is expected to be in the range of $600,000 to $700,000.

•	Cash and short-term investments at December 31, 2014 will be approximately $13.0 million.

Fiscal 2015 Guidance:

•	Revenue for the first quarter is expected to be equal to, or slightly higher than, the fourth quarter of fiscal 2014.

•	Revenue for fiscal 2015 is expected to be between $45 million and $49 million.

•	The Company expects to be non-GAAP profitable for the fiscal year 2015.

“The turnaround that started in the third quarter of this fiscal year continues,” said William W. Smith Jr., Smith Micro’s President and Chief Executive Officer. “We are very excited about our return to profitability, solid sequential revenue growth, and new deals that will continue to increase revenues next year and hopefully for years to come. As we look to fiscal 2015, our expectation is that we will remain profitable for the entire year while achieving steady quarterly revenue growth throughout the year.”

These results are based on preliminary information as of today, are unaudited, and are subject to change. The Company plans to announce final fourth quarter and fiscal year 2014 financial results on February 24, 2015.

Conference Details:

Smith Micro will be presenting at the Needham & Company 17th Annual Growth Conference on Wednesday, January 14, 2015 at 8:40 a.m. Eastern Time. The conference is being held at the New York Palace Hotel in New York City. The Company will offer a live audio webcast of its presentation at 8:40 a.m. Eastern Time on January 14, 2015 at http://wsw.com/webcast/needham69/smsi as well as an archived replay, which will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software:

Smith Micro Software provides solutions that simplify, secure and enhance the mobile experience. Our portfolio includes a wide range of applications that manage broadband connectivity, data traffic, devices, voice and video communications over wireless networks. With 30 years of experience developing world-class client and server software, Smith Micro helps the leading mobile network operators, device manufacturers and enterprises increase efficiency and capitalize on the growth of mobile-connected consumers and workforces. For more information, visit smithmicro.com. (NASDAQ:SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new market opportunities and interest in the company’s products and solutions, and the company’s ability to increase its revenue and regain profitability by capitalizing on these new market opportunities and interest and introducing new products and solutions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance of those technologies, customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint, and the company’s ability to compete effectively with other software companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. Third-party trademarks mentioned are the property of their respective owners.